As filed with the Securities and Exchange Commission on July 24, 1996.

                      Registration No. 333-_________

                    __________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                    __________________________________


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                          DDL ELECTRONICS, INC.
          (Exact name of registrant as specified in its charter)

                 DELAWARE                               33-0213512
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)


     2151 Anchor Court, Newbury Park, California          91320
      (Address of principal executive offices)          (Zip Code)


              DDL ELECTRONICS, INC. 1996 STOCK INCENTIVE PLAN,
                    DDL ELECTRONICS, INC. 1996 NON-EMPLOYEE
                         DIRECTORS STOCK OPTION PLAN,
                                   and
                   COMMON STOCK PURCHASE WARRANTS, SERIES H
                          OF DDL ELECTRONICS, INC.
                         (Full title of the plans)
                    __________________________________

                            Gregory L. Horton
                  President and Chief Executive Officer
                          DDL Electronics, Inc.
                            2151 Anchor Court
                     Newbury Park, California 91320
                 (Name and address of agent for service)

                             (805) 376-9415
      (Telephone number, including area code of agent for service)

==============================================================================
                      CALCULATION OF REGISTRATION FEE
==============================================================================
                                   Proposed       Proposed
  Title of                          maximum       maximum
 securities        Amount          offering      aggregate        Amount of
  to be             to be            price        offering       registration
 registered       registered       per share        price            fee
- ------------     ------------     -----------    ---------        -----------
Common Stock      3,475,000 (1)     $1.68 (2)   $5,838,000 (2)   $2,013.10 (2)
 ($0.01 par         shares
   value)

       (1) Number of shares of common stock, par value $.01 per share (the "Common Stock"), of DDL Electronics, Inc., a Delaware corporation (the "Company"), reserved for issuance upon exercise of options under the DDL Electronics, Inc. 1996 Stock Incentive Plan, the DDL Electronics, Inc. 1996 Non-Employee Directors Stock Option Plan, and the Common Stock Purchase Warrants, Series H of DDL Electronics, Inc. (the "Plans").

       (2) Calculated on the basis of (a) the prices ranging from $1.50 to $1.75 per share, with a weighted average price of $1.67, at which outstanding options and warrants for 1,176,000 shares of common stock may be exercised and
(b) the average of the high and low prices reported on the New York Stock Exchange on July 22, 1996, which prices were $1.75 and $1.625, respectively, for the remaining 2,299,000 shares not covered by outstanding options.

                                   PART I

                         INFORMATION REQUIRED IN THE
                          SECTION 10(a) PROSPECTUS

       The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees and directors participating in the plans covered by this Registration Statement as specified by Securities and Exchange Commission (the "SEC") Rule 428(b)(1). Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                  PART II

                         INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents have been filed with the SEC by the Company and are hereby incorporated by reference into this Registration Statement:

        (i) the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1995 (the "Form 10-K");

       (ii) the Company's Amendment on Form 10-K/A to the Form 10-K;

      (iii) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1995;

       (iv) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 1995;

        (v) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1996;

       (vi) the Company's Current Reports on Form 8-K, dated the following dates: July 12, 1995, July 13, 1995, August 3, 1995, August 7, 1995 and
January 29, 1996 (the "SMTEK 8-K");

      (vii) the Company's Amendment on Form 8-K/A, dated March 27, 1996, to the SMTEK 8-K; and

     (viii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities remaining unsold shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

       The Company hereby undertakes to provide without charge to each person to whom a Registration Statement is delivered, upon written or oral request of such person, a copy of any document incorporated herein by reference (not including exhibits to documents that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the document which this Registration Statement incorporates). Requests should be directed to DDL Electronics, Inc., 2151 Anchor Court, Newbury Park, California 91320, Attention: Corporate Secretary, telephone (805) 376-9415.


ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such charter or by-law provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

       The Company's Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

       The Company's Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

       The Company has a policy of directors and officers liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.


ITEM 8.	EXHIBITS

      Exhibit
       Number          Description
      -------          -----------

         4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8, Commission File No. 33-7440).

         4.2 Bylaws of the Company, amended and restated effective March 1993 (incorporated by reference to Exhibit 3-b of the Company's 1993 Annual Report).

         4.3 DDL Electronics, Inc. 1996 Stock Incentive Plan (incorporated by reference to Exhibit A of the Company's Proxy Statement for the fiscal 1995 Annual Stockholders Meeting).

         4.4 DDL Electronics, Inc. 1996 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit B of the Company's Proxy Statement for the fiscal 1995 Annual Stockholders Meeting).

         4.5* Warrant Agreement dated July 1, 1995 among DDL Electronics, Inc. and each of Warrant Recipients (incorporated by reference to Exhibit C of the Company's Proxy Statement for the fiscal 1995 Annual Stockholders Meeting).

          5.1          Opinion of Parker, Poe, Adams & Bernstein L.L.P.
                       regarding the legality of the securities registered.

         23.1          Consent of Parker, Poe, Adams & Bernstein L.L.P.
                       (included in Exhibit 5.1 to this Registration
                       Statement).

         23.2          Consent of KPMG Peat Marwick LLP.

         23.3          Consent of Arthur Andersen LLP.

         23.4          Consent of Mr. Gary W. Janke, C.P.A.

         24.1          Power of Attorney (contained on signature page hereto).

   * This is the form of Warrant Agreement executed and delivered by or on behalf of each of the several directors participating in this warrant compensation plan. The Warrant Agreements are substantially identical in all material respects except as to the names of the parties thereto. The names of each party (other than the Company) are as follows: Erven Tallman, Bernee Strom, Robert Wilson, Don Raig and Melvin Foster.

ITEM 9.     UNDERTAKINGS

       (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
            Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
            Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newbury Park, State of California, on July 24, 1996.
                                          DDL ELECTRONICS, INC.

                                          By: /s/Gregory L. Horton
                                              ---------------------
                                              Gregory L. Horton
                                              President and Chief
                                               Executive Officer

                              POWER OF ATTORNEY

       We, the undersigned directors and officers of DDL Electronics, Inc., do hereby constitute and appoint each of Messrs. Gregory L. Horton and Richard K. Vitelle, each with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things any of them may deem necessary or advisable to enable DDL Electronics, Inc. to comply with the Securities and Exchange Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any or all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                      Title                      Date

/s/ Gregory L. Horton        Chief Executive Officer,       July 24, 1996
- ----------------------       President and Director
   Gregory L. Horton

/s/ Richard K. Vitelle       Vice President-Finance and     July 24, 1996
- ----------------------       Administration, Chief
   Richard K. Vitelle        Financial Officer, Treasurer,
                             Secretary and Director

/s/ Karen B. Brenner         Director                       July 24, 1996
- ----------------------
   Karen B. Brenner

/s/ Melvin Foster            Director                       July 24, 1996
- ----------------------
   Melvin Foster

/s/ Robert G. Wilson         Director                       July 24, 1996
- ----------------------
   Robert G. Wilson

/s/ Bernee D. L. Strom       Director                       July 24, 1996
- ----------------------
   Bernee D. L. Strom

                              INDEX TO EXHIBITS


      Exhibit
       Number          Description
      -------          -----------

         4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8, Commission File No. 33-7440).

         4.2 Bylaws of the Company, amended and restated effective March 1993 (incorporated by reference to Exhibit 3-b of the Company's 1993 Annual Report).

         4.3 DDL Electronics, Inc. 1996 Stock Incentive Plan (incorporated by reference to Exhibit A of the Company's Proxy Statement for the fiscal 1995 Annual Stockholders Meeting).

         4.4 DDL Electronics, Inc. 1996 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit B of the Company's Proxy Statement for the fiscal 1995 Annual Stockholders Meeting).

         4.5* Warrant Agreement dated July 1, 1995 among DDL Electronics, Inc. and each of Warrant Recipients (incorporated by reference to Exhibit C of the Company's Proxy Statement for the fiscal 1995 Annual Stockholders Meeting).

          5.1          Opinion of Parker, Poe, Adams & Bernstein L.L.P.
                       regarding the legality of the securities registered.

         23.1          Consent of Parker, Poe, Adams & Bernstein L.L.P.
                       (included in Exhibit 5.1 to this Registration
                       Statement).

         23.2          Consent of KPMG Peat Marwick LLP.

         23.3          Consent of Arthur Andersen LLP.

         23.4          Consent of Mr. Gary W. Janke, C.P.A.

         24.1          Power of Attorney (contained on signature page hereto).

   * This is the form of Warrant Agreement executed and delivered by or on behalf of each of the several directors participating in this warrant compensation plan. The Warrant Agreements are substantially identical in all material respects except as to the names of the parties thereto. The names of each party (other than the Company) are as follows: Erven Tallman, Bernee Strom, Robert Wilson, Don Raig and Melvin Foster.